UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
 the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

BEYOND COMMERCE, INC.
3773 Howard Hughes Pkwy, Suite 500
Las Vegas, NV 89169
NOTICE OF 2017 SPECIAL MEETING OF STOCKHOLDERS
To the Stockholders:
       Beyond Commerce, Inc., ("BCI") is making this proxy statement available to holders of our common stock in connection with the solicitation of proxies by BCI's Board of Directors for use at a Special Meeting of Stockholders to be held on Thursday, April 27, 2017, at 11:00 a.m., Pacific time via the Internet through live streaming provided by GoToMeeting. The call-in number for the meeting is (312) 757-3121 and the access code is 772-001-253. Please note there will be no physical facilities provided and access to the live streaming is limited.
Background
     BCI was established on October 1, 2006 as BOOMj.com, Inc. ("BJ"). At that time, George Pursglove was the co-founder, President and Chief Executive Officer of BJ. George Pursglove owned 6,868,000 shares of BJ stock. On or about January 2008, George Pursglove, along with the rest of the shareholders of BJ, were requested to tender their shares to BJ in exchange for BCI shares. BJ refused to deliver the BCI shares to George Pursglove. This wrongful conduct on the part of BJ and its senior management at the time, became the basis of the counterclaim by Mr. Pursglove against BJ as set forth below.
On December 28, 2007 BOOMj.com, Inc., completed its reverse acquisition of Reel Estate Services Inc., and became a public company. To better reflect its business strategy, on February 23, 2009 BOOMj.com, Inc., changed its name to Beyond Commerce, Inc. and its OTC stock symbol to BYOC. By September 21, 2012 Beyond Commerce, its subsidiaries BOOMj.com, AIM Connection, ADJuice and Price Crusher had ceased operations. Currently BCI is considered a shell corporation. During the last four years there has been no discernable communication with shareholders, no revenues generated or financial filings with the Securities and Exchange Commission (SEC). Therefore, Mr. Pursglove is seeking the approval of the shareholders of BCI by way of this Proxy to reinstate the Company, put the Company on a firm financial footing and become a fully reporting entity with the SEC and the OTC Markets Group.

     On February 15, 2008, George Pursglove was sued and a temporary restraining order was issued in Nevada court instigated by the then executive officers of BOOMj.com, Inc. Mr. Pursglove countered sued the Company and on July 28, 2011 a judgement in civil case number: 2:08-cv-00496-KJD-LRL was entered in favor of George Pursglove and against BOOMj.com a wholly owned subsidiary of BYOC in the amount of $20,775.00 for damages as to the claim for failure to pay wages, $3,000,000.00 for damages as to the conversion claim and $3,000,000.00 for punitive damages or a total of $6,020,775.00. The judgement accrues interest at a rate of 5.286% per annum which as of March 12, 2017 totals $7,812,426.00 in principal and interest.  The conversion claim was based on the intentional taking of Mr. Pursglove's shares and the failure to deliver the new BCI shares in exchange. Had this conduct not occurred, Mr. Pursglove would still be a shareholder of BCI. So Mr. Pursglove is seeking the approval to exchange a portion of his judgment for shares in BCI now with the balance to be exchanged over time.
At this Special Meeting, stockholders will be asked to:
1.
approve and ratify the reinstatement of BCI with the Nevada Secretary of State and the appointment of Mr. Pursglove as BCI's sole director. Mr. Pursglove will hold the office for a one-year term ending on the date of the next succeeding annual meeting of stockholders or until such director's successor shall have been duly elected and qualified (or, if earlier, such director's removal or resignation from BCI's Board of Directors). It is anticipated that additional qualified directors as required by the SEC regulations and Sarbanes Oxley Act of 2012, will be added to the Board of Directors in the near term;

2.
approve and ratify Mr. Pursglove's ability to exchange a portion of his outstanding judgment against Beyond Commerce, Inc., into equity (1,556,632 shares @$0.008 price per share as of market close on March 10, 2017) of the Company now with the balance over time. As of March 12, 2017, Mr. Pursglove's judgment totaled $7,812,426.00 including principle and accrued interest;

3.
approve and ratify the appointment of LJ Soldinger Associates, LLC as BCI's independent and registered public accounting firm for the fiscal year ending 2017. LJ Soldinger Associates, LLC is registered with the Public Company Accounting Oversight Board (PCAOB);

4.
approve the filing of all necessary documents pertaining to the reinstatement of BCI with the Over the Counter Markets Group (OTC), other stock exchanges and the Security and Exchange Commission (SEC); and

transact such other business as may properly come before the meeting and any related adjournments or postponements.
        BCI's Board of Directors has set Thursday, April 27, 2017 at 11:00 a.m. (Pacific Time) as the meeting date for the Special Meeting of Stockholders. This means that holders of record of our common stock at the close of business on Friday, March 24, 2017 are entitled to receive notice of the Special Meeting of Stockholders and to vote their shares. The Special Meeting will be conducted via the Internet through a live streaming service provided by GoToMeeting. The call-in number for the meeting is (312) 757-3121 and the access code is 772-001-253. Please note there will be no physical facilities provided and access to the live streaming is limited.

March 29, 2017	/s/ George Pursglove
George Pursglove Chief Executive Officer

PROXY STATEMENT

 QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND VOTING
Q:       Who is entitled to vote at the Special Meeting?

A:       Holders of BCI common stock at the close of business on (March 24, 2017), the record date for the Special Meeting established by BCI's Board of Directors, are entitled to receive notice of the Special Meeting and to vote their shares at the Special Meeting and any related adjournments or postponements. The Notice of BCI's 2017 Special Meeting, this proxy statement and related form of proxy are first expected to be mailed to these stockholders on or about April 7, 2017.
As of the close of business on March 13, 2017, there were 998,443,368 shares of BCI common stock outstanding and entitled to vote. Holders of BCI common stock are entitled to one vote per share owned.

Q:       What is the difference between a stockholder of record and a stockholder who holds stock in street name?

A:       If your BCI shares are registered in your name, you are a stockholder of record. If your BCI shares are held in the name of your broker, bank or other holder of record, your shares are held in street name.

Q:       What shares are included on the enclosed proxy card?

A:       If you are a stockholder of record only, you will receive one proxy card from Colonial Stock Transfer for all BCI shares that you hold directly. If you hold BCI shares in street name through one or more banks, brokers and/or other holders of record, you will receive proxy materials, together with voting instructions and information regarding the consolidation of your votes, from the third party or parties through which you hold your BCI shares.

Q:       What are the quorum requirements for the Special Meeting?

A:       Stockholders having a majority of the total votes entitled to be cast by holders of BCI common stock at the Special Meeting (via proxy, the Internet or telephone) constitutes a quorum. Shares of BCI common stock represented by proxy will be treated as present at the Special Meeting for purposes of determining whether there is a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

Q:       What matters will BCI stockholders vote on at the Special Meeting?

A:       BCI stockholders will vote on the following proposals:

•
Proposal 1 — to approve and ratify Mr. George Pursglove as BCI's sole director. Mr. Pursglove will hold office for a one-year term ending on the date of the next succeeding annual meeting of stockholders or until such director's successor shall have been duly elected and qualified (or, if earlier, such director's removal or resignation from BCI's Board of Directors);

•
Proposal 2 — approve and ratify Mr. Pursglove's outstanding judgement against Beyond Commerce, Inc., presently totaling $7,812,426.00 (as of March 12, 2017) including principle and accrued interest, and that Mr. Pursglove wants the ability to exchange a portion of his outstanding judgement against Beyond Commerce, Inc. into equity now with the balance over time.;

•	Proposal 3 — to ratify the appointment of LJ Soldinger Associates, LLC as BCI's independent registered public accounting firm for the 2017 fiscal year;

•
Proposal 4 — approve the filing of all necessary documents pertaining to the reinstatement of BCI with the Over the Counter Markets Group (OTC) or other stock exchanges and the Security and Exchange Commission (SEC); and

transact such other business as may properly come before the Special Meeting and any related adjournments or postponements.

Q:       What are my voting choices when voting for director nominees and what votes are required to elect directors to BCI's Board of Directors?

A:       You may vote in favor of the sole nominee, vote against the sole nominee or withhold your votes as to the sole nominee.
The election of George Pursglove as the sole director requires the affirmative vote of a majority of the total number of votes cast by the holders of shares of BCI common stock. Each share of BCI common stock represents the right to one vote, respectively. Stockholders having a majority of the total votes entitled to be cast by holders of BCI common stock at the Special Meeting (via proxy, the Internet or telephone) constitutes a quorum. Shares of BCI common stock represented by proxy will be treated as present at the Special Meeting for purposes of determining whether there is a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.
The Board of Directors recommends that our stockholders vote FOR the election of George Pursglove as BCI's sole director.

Q:       What are my voting choices when voting on the ratification of the appointment of LJ Soldinger
Associates, LLC as BCI's independent registered public accounting firm for fiscal year 2017 and what votes are required to ratify such appointment?

A:       You may vote in favor of the ratification, vote against the ratification or abstain from voting on the ratification.
The ratification of the appointment of LJ Soldinger Associates, LLC as BCI's independent registered public accounting firm for fiscal year 2017 requires the affirmative vote of the holders of a majority of the voting power of the shares of BCI common stock considered present at the Special Meeting (via proxy, Internet or the telephone).
The Board of Directors recommends that our stockholders vote FOR the ratification of the appointment of LJ Soldinger Associates, LLC as BCI's independent registered public accounting firm for fiscal year 2017.
Q:       Could other matters be decided at the Special Meeting?

A:       As of the date of this Proxy Statement, we do not know of any matters to be raised at the Special Meeting, other than those referred to in this Proxy Statement.
If other matters are properly presented at the Special Meeting for consideration, the sole BCI Director who has been designated as proxy for the Special Meeting, George Pursglove will have the discretion to vote on those matters for stockholders who have submitted their proxy.
Q.      What do I need to do now to vote at the Special Meeting?
A:       BCI's Board of Directors is soliciting proxies for use at the Special Meeting. Stockholders may submit proxies to instruct the designated proxies to vote their shares in any of three ways:

•
Submitting a Proxy Online:   Submit your proxy via the Internet. The website for Internet proxy voting will be listed on your proxy card included with the proxy materials.  Please refer to your proxy card received in the mail for instructions.

•
Submitting a Proxy by Telephone:   Submit your proxy by telephone by using the toll-free telephone number provided on your proxy card.  Please refer to your proxy card received in the mail for instructions.

•	Submitting a Proxy by Mail: If you choose to submit your proxy by mail, simply mark your proxy, date and sign it, and return it in the postage-paid envelope provided.
If you were a stockholder of record on March 24, 2017 or if you have a legal proxy from your broker, bank or other holder of record identifying you as a beneficial owner of shares of BCI common stock as of that date, you are encouraged to vote your proxy via the Internet/online, telephone or US mail.
For BCI shares held in street name, holders may submit a proxy online, by telephone or US mail if their broker, bank or other holder of record makes these methods available. If you submit a proxy online or by telephone, do not request and return a printed proxy card from BCI or from your broker, bank or other holder of record. If you hold your shares through a broker, bank or other holder of record, follow the voting instructions you receive from your broker, bank or other holder of record.

Q:       If I hold my BCI shares in street name, will my broker, bank or other holder of record vote these shares for me?

A:       If you hold shares of BCI common stock in street name, you must provide your broker, bank or other nominee with instructions in order to vote these shares. If you do not provide voting instructions, whether your shares can be voted depends on the type of item being considered for a vote.
Non-Discretionary Items.     The election of a sole director, is a non-discretionary item and may NOT be voted on by your broker, bank or other holder of record absent specific voting instructions from you. If your bank, broker or other holder of record does not receive specific voting instructions from you, a "broker non-vote" will occur in the case of your shares of BCI common stock for this proposal.
Discretionary Items.     The ratification of LJ Soldinger Associates, LLC as BCI's independent registered public accounting firm for fiscal year 2017 is a discretionary item. Generally, brokers, banks and other holders of record that do not receive voting instructions may vote on this proposal in their discretion and these votes will be counted for purposes of determining a quorum.
Q:       What effect do abstentions and broker non-votes have on quorum requirements and the voting results for each proposal to be voted on at the Special Meeting?

A:       Abstentions and broker non-votes are counted as present for purposes of determining a quorum. Abstentions are treated as shares present and entitled to vote and, as a result, have the same effect as a vote against any proposal for which the voting standard is based on the number of shares present at the Special Meeting (the auditor ratification proposal) have no impact on the vote on any proposal for which the vote standard is based on the actual number of votes cast at the meeting (the election of a director).

Broker non-votes are not treated as shares entitled to vote and, as a result, have no effect on the outcome of any of the proposals to be voted on by stockholders at the Special Meeting; provided, however, that brokers have discretionary authority to vote on the auditor ratification proposal. However, because abstentions and broker non-votes are not voted affirmatively or negatively, they will have the same result as a vote against any proposal for which the voting standard is based on the number of shares outstanding.

Q:       Can I change my vote or revoke my proxy?

A:       Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time prior to April 14, 2017 by:

•	submitting a later-dated proxy relating to the same shares via online/Internet, by telephone or US mail prior to the vote at the Special Meeting;

•	delivering a written notice, bearing a date later than your proxy, stating that you revoke the proxy; or,

•	participating at the Special Meeting will not, by itself, revoke a proxy.
To change your vote or revoke your proxy, follow the instructions provided on the proxy card to do so via the Internet/online, by telephone, or send a written notice to the sender listed on your proxy card.
If you hold your BCI shares through a broker, bank or other holder of record, follow the instructions that you receive from your broker, bank or other holder of record if you wish to revoke your proxy.

Q:       What if I do not specify a choice for a matter when returning a proxy?

A:       If you do not give specific instructions, proxies that are signed and returned will be voted FOR the election of George Pursglove as the sole director nominee, the approval and ratification of Mr. Pursglove's outstanding judgement against Beyond Commerce, Inc., presently totaling $7,812,426.00 (as of March 12, 2017) including principle and accrued interest, that Mr. Pursglove wants the ability to exchange now or over time a portion of his outstanding judgement against Beyond Commerce, Inc. into equity. To ratify the appointment of LJ Soldinger Associates as BCI's independent registered public accounting firm for the 2017 fiscal year. Approve the filing of all necessary documents pertaining to the reinstatement of BCI with the Over the Counter Markets Group (OTC) or other stock exchanges and the Security and Exchange Commission (SEC). And to transact such other business as may properly come before the Special Meeting and any related adjournments or postponements.

Q:       How are proxies solicited and who bears the related costs?

A:       BCI bears all expenses incurred in connection with the solicitation of proxies. In addition to solicitations by mail, director, and officer BCI may solicit proxies from stockholders by telephone, letter, facsimile, email or in person.
In addition, BCI has retained Colonial Stock Transfer, to distribute proxy solicitation materials to brokers, banks and other holders of record and to assist in the solicitation of proxies from BCI stockholders. The fee for such firm's services is estimated to not exceed $3,500, plus reimbursement for their reasonable out-of-pocket expenses.
Following the initial mailing of the proxy materials, BCI will request brokers, banks and other holders of record to forward copies of these materials to persons for whom they hold shares of BCI common stock and to request authority for the exercise of proxies. In such cases, BCI, upon the request of these holders, will reimburse these parties for their reasonable expenses. The fee for such firm's services is estimated to not exceed $6,500, plus reimbursement for their reasonable out-of-pocket expenses.
Q:       What should I do if I have questions about the Special Meeting?

A:       If you have any questions about the Special Meeting and/or the various proposals to be voted on at the Special Meeting, or would like copies of any of the documents referred to in this Proxy Statement, you should contact Colonial Stock Transfer, via telephone at (801) 355-5740, fax: (801) 355-6505 or email: proxy@colonialstock.com or George Pursglove at (954) 803-5191, fax: (949)706-9634 or email transmkt@bellsouth.net.

PROPOSAL 1—APPROVAL AND RATIFICATION OF DIRECTOR
Proposal and Required Vote
        At the upcoming Special Meeting, a board comprised of a single director will be elected, to hold office until the next succeeding annual meeting of stockholders or until such director's successor shall have been duly elected and qualified (or, if earlier, such director's removal or resignation from BCI's Board of Directors). Information concerning Mr. Pursglove as to his qualifications appears below. The approval and reaffirmation of Mr. Pursglove as BCI's sole director requires the affirmative vote of a majority of the total number of votes cast by the holders of shares of BCI common stock.
         The Board recommend that our stockholders vote FOR the approval and ratification of Mr. Pursglove as the sole director of Beyond Commerce, Inc.

Information Concerning Director Nominee
        Background information about Mr. Pursglove is set forth below, including information regarding the specific experiences, and skills associated with his business career.
        Mr. Pursglove is an accomplished entrepreneur with over 34 years of start-up, early-stage business development and business consolidation experience. Most prominently, Mr. Pursglove has founded or co-founded three businesses that have created significant value for their investors. During his business career Mr. Pursglove has participated in or led five successful business start-ups (HomeClub, HQ Office Supplies, USA Service Systems, BOOMj.com, Inc. and Advanced Predictive Analytics Holdings, Inc.). He has integration and consolidation experience through his tenure at Office Depot where he was responsible for the consolidation of 10 companies generating over $1.5 billion in revenues. Mr. Pursglove founded USA Service Systems which ultimately through acquisitions and organic growth grew to $175 million in business. In 2009 Mr. Pursglove founded Advanced Predictive Analytics Holdings, Inc., and plans to use APAI as an acquisition platform for the B2B Internet Marketing Technology and Services Industry (IMT&S). He served as an independent director on the board of directors of Choices Entertainment, Inc. (Nasdaq) and Sims Communication Inc. (Nasdaq). He holds a degree in Social Science from San Diego State University. He has been an advocate for children rights through his work as a Guardian ad Litem with the Eleventh Judicial Court for Miami-Dade County, Florida.
Mr. Pursglove proposes to use Beyond Commerce, Inc., as a holding company for an industry consolidation of existing US and international companies with a business focus in the online marketing technology and services space.

PROPOSAL 2—APPROVIAL AND RATIFICATION OF MR. PURSGLOVE'S OUTSTANDING JUDGEMNT AGAINST BEYOND COMMERCE, INC. AND THE ABILITY TO EXCHANGE A PORTION OF THE JUDGEMENT INTO EQUITY

Proposal and Required Vote
Approve and ratify Mr. Pursglove's outstanding judgement against Beyond Commerce, Inc., presently totaling $7,812,426.00 (as of March 12, 2017) including principle and accrued interest, and that Mr. Pursglove wants the ability to exchange now and over time a portion of his outstanding judgement against Beyond Commerce, Inc. into equity (1,556,632 shares @$0.0008 price per share as of market close on March 10, 2017) of BCI now with the balance over time.
        The Board recommends that our stockholders vote FOR the approval and ratification of Mr. Pursglove's outstanding judgement against Beyond Commerce Inc., and conversion of a portion of the judgement to equity.

PROPOSAL 3—RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
 Proposal and Required Vote
        Subject to stockholder ratification, the sole member of the Board of Directors has appointed LJ Soldinger Associates, LLC as BCI's independent registered public accounting firm for the fiscal year ending December 31, 2017. LJ Soldinger Associates, LLC has served as BCI's independent registered public accounting firm for many years and is considered by Company management to be well qualified.
        A representative of LJ Soldinger Associates, LLC is expected to be present at the Special Meeting and will be given an opportunity to make a statement if he/she so chooses and will be available to respond to appropriate questions.

        Ratification of the appointment of BCI's independent registered public accounting firm requires the affirmative vote of the holders of a majority of the voting power of the shares of BCI common stock present at the Special Meeting via the Internet or represented by proxy.
        The Board recommends that our stockholders vote FOR the ratification of the appointment of LJ Soldinger Associates, LLC as BCI's independent registered public accounting firm for 2017.

PROPOSAL 4—APPROVE THE FILINGS FOR THE REINSTATEMENT OF BCI WITH THE OTC AND THE SECURITIES AND EXCHANGE COMMISSION (SEC)
Proposal and Required Vote
        Approve the filing of all necessary documents pertaining to the reinstatement of BCI with the Over the Counter Markets Group (OTC) or other stock exchanges and the Security and Exchange Commission (SEC).
        The Board recommends that our stockholders vote FOR the reinstatement of Beyond Commerce, Inc., with the Over the Counter Markets Group (OTC) and the Security and Exchange Commission (SEC).

TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFOR THE MEETING AND ANY RELATED ADJOURNMENTS OR POSTPONEMENTS
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINEES FOR PRESENTATION
AT THE 2017 SPECIAL MEETING
        Eligible stockholders who intend to have a proposal considered for inclusion in BCI's proxy materials for presentation at the 2017 Special Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit such proposal to BCI via email to its stock transfer agent no later than March 24, 2017. Stockholder proposals submitted for inclusion in BCI's proxy materials must be made in accordance with the provisions of Rule 14a-8 of the Exchange Act. Eligible stockholders who intend to present a proposal or nomination at the 2017 Special Meeting of Stockholders without inclusion of the proposal in BCI's proxy materials are required to provide notice of such proposal or nomination to BCI via email to its stock transfer agent no later than March 24, 2017. If BCI does not receive notice of the proposal or nomination at its stock transfer agent prior to such date, such proposal or nomination will be considered untimely for purposes of Rules 14a-4 and 14a-5 of the Exchange Act and the BCI Director who will have been designated as proxies will accordingly be authorized to exercise discretionary voting authority to vote for or against the proposal. BCI reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.
Notices.    All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (i) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (ii) if sent by nationally recognized overnight air courier, one (1) business day after mailing; (iii) if transmitted by facsimile, upon receipt; and (iv) if otherwise actually personally delivered, when delivered; provided , however , that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any party hereto shall provide by like notice to the other parties hereto:

If to the Company:

Beyond Commerce, Inc.
C/o Colonial Stock Transfer
66 Exchange Place
Salt Lake City, UT 84111
 Attention: Proxy Department
Email: proxy@colonialstock.com
 Phone: (801) 355-5740
Facsimile: (801) 355-6505
If to Mr. George Pursglove:
George Pursglove
c/o Beyond Commerce, Inc.
3773 Howard Hughes Pkwy, Suite: 500
 Las Vegas, NV 89169
Email: transmkt@bellsouth.net
 Phone: (954) 803-5191
Facsimile: (949) 706-9634
VOTE BY INTERNET

        Use the Internet to transmit your voting instructions and for electronic delivery of information. Have your proxy card in hand when you access the web site and follow the instructions to obtain your record and to create an electronic voting form.
ELECRONIC DELIVERY OF FUTURE PROXY MATERIALS

        If you would like to reduce the cost incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions above to note using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronic in future years.
VOTE BY TELEPHONE
         Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
         Mark, sign and date your proxy card and return the card to the address listed on the proxy card.

BEYOND COMMERCE, INC.
3773 Howard Hughes Pkwy, Suite 500
 Las Vegas, NV 89169
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby nominates, constitutes and appoints George Pursglove the attorney, agent and proxy of the undersigned (the "Proxies"), with full power of substitution, to vote all stock of Beyond Commerce, Inc. which the undersigned is entitled to represent and vote at the Special Meeting of Stockholders of the Company to be held April 27, 2017 at 11:00 a.m. Pacific Time via electronic/Internet, and at any all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as follows:
THE BOARD OF DIRECTORS RECOMMENS A VOTE "FOR" PROPOSAL 1
1.	ELECTION OF SOLE DIRECTOR:
□     FOR       □ WITHHOLD AUTHORITY
The single nominee listed below	for the sole nominee listed below
Election of the following nominee as the Company's sole director: George Pursglove. (Instructions: To withhold authority to vote for the sole nominee, print that nominee's name in the space provided below.)
______________________

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2
2.	APPROVAL AND RATIFICATION OF MR. PURSGLOVE'S OUTSTANDING JUDGEMNT AGAINST BEYOND COMMERCE, INC. AND THE ABILITY TO EXCHANGE A PORTION OF THE JUDGEMENT INTO EQUITY:
□     FOR □    AGAINST □    ABSTAIN
Approve and ratify Mr. Pursglove's outstanding judgement against Beyond Commerce, Inc., presently totaling $7,812,426.00 (as of March 12, 2017) including principle and accrued interest, and that Mr. Pursglove wants the ability to exchange now and over time a portion of his outstanding judgement against Beyond Commerce, Inc. into equity (1,556,632 shares @$0.0008 price per share as of market close on March 10, 2017) of BCI now with the balance over time.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 3
3.	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM:
□    FOR  □    AGAINST □    ABSTAIN
Ratification of the appointment of LJ Soldinger Associates, LLC as the Company's independent auditors.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 4
4.	APPROVE THE FILINGS FOR THE REINSTATEMENT OF BCI WITH THE OTC AND THE SECURITIES AND EXCHANGE COMMISSION (SEC):
      □    FOR    □    AGAINST  □    ABSTAIN
Approve the filing of all necessary documents pertaining to the reinstatement of BCI with the Over the Counter Markets Group (OTC) or other stock exchanges and the Security and Exchange Commission (SEC).
TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY RELATED ADJOURNMENTS OR POSTPONEMENTS
In their discretion, the Proxies are authorized to vote upon and transact such other business as may properly come before the Special Meeting and any related adjournments or postponements.
Signature: ______________________________________      Date: _________________________________